Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Keith F. Karlawish, President of BB&T Variable Insurance Funds (the “Registrant”), certify that, to the best of my knowledge:

1.	The Form N-CSR of the Registrant for the period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 27, 2007	/s/ Keith F. Karlawish
Keith F. Karlawish, President
(principal executive officer)

I, Andrew J. McNally, Treasurer of BB&T Variable Insurance Funds (the “Registrant”), certify that, to the best of my knowledge:

1.	The Form N-CSR of the Registrant for the period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 27, 2007	/s/ Andrew J. McNally
Andrew J. McNally, Treasurer
(principal financial officer)